SENTRY PETROLEUM RETAINS PAN CONSULTANTS AS INVESTOR RELATIONS COUNSEL

Denver, Colorado - (Marketwire - June 30, 2008) -- Sentry Petroleum Ltd., a U.S. independent oil and gas exploration company (OTCBB:SPLM), today announced that it has retained PAN Consultants Ltd., a New York-based investor relations firm, to serve as its investor relations counsel.

"Sentry has embarked on an ambitious oil and gas acquisition program in the commercially proven Adavale Basin in Queensland Australia, having assembled over one and half million acres of highly prospective exploration leases and negotiating the rights to additional acreage," said Sentry Petroleum President Dr. Raj Rajeswaran, "As we move ahead to create shareholder value, we want to communicate corporate developments to our shareholders and the financial community, and have therefore retained PAN Consultants to assist us in that effort."

"I am delighted to have the opportunity to represent Sentry Petroleum, a company that is run by a group of seasoned oil and gas professionals, each of which are proven oil finders with stellar exploration and production experience," said Philippe Niemetz, PAN Consultants

Separately, Sentry Petroleum today announced that it will not proceed with its previously announced joint venture with Monitor Energy.

About Sentry Petroleum:
Sentry Petroleum is a junior oil and gas exploration company focused in Asia. The company's mission is to secure large land positions with drill ready prospects in the regions of the world with the most promise for large scale discovery. The Company will continue to leverage its strengths with a vision to become a premier independent oil and gas company.

Contact:
Investor Relations 866.680.7649
ir@sentrypetroleum.com
www.sentrypetroleum.com

Philippe Niemetz, PAN Consultants Ltd.
14 Wall Street,
20th Floor
New York, NY 10005
212.344.6464 or 800.477.7570
p.niemetz@panconsultants.com

Forward-Looking Statements:
This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of applicable legislation. Other than statements of historical fact, all statements in this release addressing future operations, undiscovered hydrocarbon resource potential, exploration, potential reservoirs, prospects, leads and other contingencies are forward-looking statements. Although management believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results may differ materially from those in the forward-looking statements due to factors such as market prices, exploration successes, continued availability of capital and financing, and general economic, market, political or business conditions. Please see our public filings at www.sec.gov and www.sedar.com for further information.